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                                                                      EXHIBIT 21
                                                                    TO FORM 10-K

                                     SUBSIDIARIES

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
                                                              STATE OF JURISDICTION OF
NAME                                                                 ORGANIZATION             REF
---------------------------------------------------           ------------------------       -----
LaTex Resources Inc.                                                   Colorado               (1)
Noble Trading, Inc.                                                    Delaware               (1)
NPM, Inc.                                                              Delaware               (1)
Noble Gas Marketing, Inc.                                              Delaware               (1)
Noble Gas Pipeline, Inc.                                               Delaware               (2)
Samedan Oil Corporation                                                Delaware               (1)
Samedan Oil of Canada, Inc.                                            Delaware               (3)
Samedan of North Africa, Inc.                                          Delaware               (3)
Samedan North Sea, Inc.                                                Delaware               (3)
Samedan Oil of Indonesia, Inc.                                         Delaware               (3)
Samedan Pipe Line Corporation                                          Delaware               (3)
Samedan Royalty Corporation                                            Delaware               (3)
Samedan of Tunisia, Inc.                                               Delaware               (3)
Samedan, Mediterranean Sea, Inc.                                       Delaware               (3)
EDC Ireland                                                         Cayman Islands            (4)
Samedan International                                               Cayman Islands            (4)
Samedan Vietnam Limited                                             Cayman Islands            (4)
Machalapower Cia. Ltda.                                             Cayman Islands            (5)
Samedan, Mediterranean Sea                                          Cayman Islands            (5)
Samedan Transfer Sub                                                Cayman Islands            (5)
Atlantic Methanol Capital Company                                   Cayman Islands            (6)
Samedan Methanol                                                    Cayman Islands            (7)
Atlantic Methanol Associates LLC                                    Cayman Islands            (8)
Atlantic Methanol Production Company LLC                            Cayman Islands            (9)
AMPCO Marketing, L.L.C.                                                Michigan               (6)
AMPCO Services, L.L.C.                                                 Michigan               (6)
Alba Associates LLC                                                 Cayman Islands           (10)
Alba Plant LLC                                                      Cayman Islands           (11)
Energy Development Corporation (Argentina), Inc.                       Delaware               (3)
Energy Development Corporation (China), Inc.                           Delaware               (3)
Energy Development Corporation (HIPS), Inc.                            Delaware               (3)
EDC Ecuador Ltd.                                                       Delaware               (3)
EDC Ecuador Limited                                                 Cayman Islands           (14)
EDC (Denmark) Inc.                                                     Delaware              (12)
EDC Australia Ltd.                                                     Delaware               (3)
EDC Portugal Ltd.                                                      Delaware               (3)
Gasdel Pipeline System Incorporated                                   New Jersey              (3)
Producers Service, Inc.                                               New Jersey              (3)
HGC, Inc.                                                              Delaware               (3)
EDC (UK) Limited                                                       Delaware               (3)
EDC (Europe) Limited                                                   England               (15)
EDC (ISE) Limited                                                      England               (13)
Brabant Oil Limited                                                    England               (13)
EDC (Oilex) Limited                                                    England               (13)
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REFERENCES:
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(1)      100% directly owned by Noble Affiliates, Inc. (Registrant)
(2)      100% directly owned by Noble Gas Marketing, Inc.
(3)      100% directly owned by Samedan Oil Corporation
(4)      100% directly owned by Samedan of North Africa, Inc.
(5)      100% directly owned by Samedan International
(6)      50% directly owned by Samedan of North Africa, Inc.
(7)      40% directly owned by Atlantic Methanol Capital Company and 60% owned by the Chase Manhattan Bank, as Indenture Trustee
(8)      50% directly owned by Samedan Methanol
(9)      90% directly owned by Atlantic Methanol Associates LLC
(10)     34.7% directly owned by Samedan International
(11)     80% directly owned by Alba Associates LLC
(12)     100% directly owned by EDC (UK) Limited
(13)     100% directly owned by EDC (Europe) Limited
(14)     100% directly owned by EDC Ecuador Ltd.
(15)     100% directly owned by EDC (Denmark) Inc.